Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
For Media:	Matthew Henson +1 781 609 6637

Alkermes Plc Reports Financial Results for the Year Ended Dec. 31, 2018 and Provides Financial Expectations for 2019

— Record Revenues of $1.09 Billion in 2018, Driven by 24% Year-Over-Year Growth of Proprietary Product Net Sales —

— Company Reports 2018 GAAP Net Loss per Share of $0.90 and Diluted Non-GAAP

Earnings per Share of $0.61 —

— 2019 Net Sales of Proprietary Products Expected to Grow Approximately 24%, Reflecting Continued Growth of VIVITROL® and ARISTADA® —

DUBLIN, Ireland, Feb. 14, 2019 — Alkermes plc (Nasdaq: ALKS) today reported financial results for the year ended Dec. 31, 2018 and provided financial expectations for 2019.

“Our strong financial results in 2018 were driven by the growth of our proprietary commercial products and the continued strength and diversity of our royalty and manufacturing business,” commented James Frates, Chief Financial Officer of Alkermes. “As we enter 2019, our financial expectations reflect the continued growth of our proprietary products, VIVITROL® and ARISTADA®, as well as important investments in the future growth drivers of the company including our advancing development pipeline and commercial capabilities to support our expanding presence in schizophrenia.”

Quarter Ended Sept. 30, 2018 Financial Highlights

•

Total revenues for the quarter were $315.8 million. This compared to $275.4 million for the same period in the prior year, representing an increase of 15%. Proprietary product net sales for VIVITROL and ARISTADA[i] were $132.7 million for the quarter, reflecting a 28% increase compared to the same period in the prior year.

•

Net loss according to generally accepted accounting principles in the U.S. (GAAP) was $9.7 million for the quarter, or a basic and diluted GAAP net loss per share of $0.06. This compared to GAAP net loss of $9.8 million, or a basic and diluted GAAP net loss per share of $0.06, for the same period in the prior year.

•

Non-GAAP net income was $54.8 million for the quarter, or a non-GAAP basic earnings per share of $0.35 and non-GAAP diluted earnings per share of $0.34. This compared to non-GAAP net income of $50.3 million, or a non-GAAP basic earnings per share of $0.33 and non-GAAP diluted earnings per share of $0.31, for the same period in the prior year.

The launch of ARISTADA INITIO®ii continues to gain traction as payers and providers recognize the value proposition of this important new offering, particularly in combination with the ARISTADA two-month dose which provides the unique ability to fully dose a patient on day one for up to two monthsiii. With this offering, we are supporting continuity of care which is critically important for this patient population. We also continue to build the customized commercial capabilities necessary to navigate this complex treatment environment, including recent expansions of our field- and hospital-based teams,” stated Jim Robinson, President and Chief Operating Officer of Alkermes. “VIVITROL results for 2018 were in-line with our expectations and we are encouraged by solid growth trends across many states. As we enter 2019, we remain committed to increasing access to VIVITROL and driving increased adoption in order to meet the needs of patients with opioid and alcohol dependence.”

Quarter Ended Dec. 31, 2018 Financial Results

Revenues

•	Net sales of VIVITROL were $83.8 million, compared to $75.6 million for the same period in the prior year, representing an increase of approximately 11%.
•	Net sales of ARISTADA were $48.8 million, compared to $28.3 million for the same period in the prior year, representing an increase of approximately 72%.
•	Manufacturing and royalty revenues from RISPERDAL CONSTA®, INVEGA SUSTENNA®/XEPLION® and INVEGA TRINZA®/TREVICTA® were $81.4 million, compared to $78.2 million for the same period in the prior year.
•

Manufacturing and royalty revenues from AMPYRA/FAMPYRA®iv were $38.8 million, compared to $38.1 million for the same period in the prior year, which was above our expectations given generic entry into the market in 2018.

•

Manufacturing and royalty revenues included $26.7 million from Alkermes’ share of proceeds from the sale of certain royalty streams by Zealand Pharma A/S, related to products using Alkermes’ technology, to Royalty Pharma.

•	Research and development revenues were $15.6 million, of which $14.4 million related to R&D reimbursement from the company’s collaboration with Biogen for diroximel fumarate, or BIIB098.

Costs and Expenses

•	Operating expenses were $315.7 million, compared to $269.5 million for the same period in the prior year, primarily reflecting increased investment in the commercialization of ARISTADA and VIVITROL.

Calendar Year 2018 Financial Highlights

•

Total revenues increased 21% to $1.09 billion in 2018, which included VIVITROL net sales of $302.6 million and ARISTADA net sales of $147.7 million. This compared to total revenues of $903.4 million for 2017, which included VIVITROL net sales of $269.3 million and ARISTADA net sales of $93.5 million. Please see the tables at the end of this press release for a detailed breakdown of the revenues from our key commercial products.

•

GAAP net loss was $139.3 million, or a basic and diluted GAAP loss per share of $0.90, for 2018. This compared to a GAAP net loss of $157.9 million, or a basic and diluted GAAP loss per share of $1.03, for 2017.

•

Non-GAAP net income was $97.8 million, or a non-GAAP basic earnings per share of $0.63 and non-GAAP diluted earnings per share of $0.61, for 2018. This compared to non-GAAP net income of $27.8 million, or a non-GAAP basic earnings per share of $0.18 and non-GAAP diluted earnings per share of $0.17, for 2017.

•

At Dec. 31, 2018, Alkermes recorded cash, cash equivalents and total investments of $620.0 million, compared to $590.7 million at Dec. 31, 2017. At Dec. 31, 2018, the company’s total debt outstanding was $279.3 million, compared to $281.4 million at Dec. 31, 2017.

“Alkermes is defined by our commitment to making medicines that help address critical public health challenges, using our scientific insights to develop medicines that are designed with the real-world needs of patients in mind.  Following the positive results of the ALKS 3831 ENLIGHTEN-2 pivotal study and the increasing traction of ARISTADA in the market, we continue to establish our emerging leadership position in the treatment of schizophrenia,” said Richard Pops, Chief Executive Officer of Alkermes. “2019 will be an important year for our late-stage pipeline highlighted by the planned submission of the

ALKS 3831 New Drug Application and the regulatory review of the recently submitted New Drug Application for diroximel fumarate for multiple sclerosis, with expected action in the fourth quarter.  As development activities surrounding our ALKS 4230 immuno-oncology program gain momentum, we expect to have our first indications of ALKS 4230’s anti-tumor response activity this year, and we look forward to updating you on our progress.”

Recent Events:

•	ALKS 3831

o

In November 2018, Alkermes announced positive topline results from ENLIGHTEN-2, a pivotal phase 3 study of ALKS 3831 compared to olanzapine in patients with stable schizophrenia. In the study, ALKS 3831 met the pre-specified co-primary endpoints, demonstrating both a lower mean percent weight gain from baseline at six months compared to the olanzapine group and a lower proportion of patients who gained 10% or more of their baseline body weight at six months compared to the olanzapine group.

•	Diroximel fumarate (BIIB098)

o

In December 2018, Alkermes and Biogen announced the submission of a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for diroximel fumarate, a novel oral fumarate in development for the treatment of relapsing forms of multiple sclerosis. If approved, Biogen intends to market diroximel fumarate under the brand name VUMERITYTM. This name has been conditionally accepted by the FDA and will be confirmed upon approval.

•	ALKS 4230

o

In November 2018, Alkermes presented initial clinical data from the ongoing dose-escalation stage of the phase 1 study for ALKS 4230 at the 2018 Society for Immunotherapy of Cancer (SITC) Annual Meeting.

•	ALKS 5461

o	In January 2019, Alkermes received a Complete Response Letter from the FDA regarding the NDA for ALKS 5461 for the adjunctive treatment of major depressive disorder.

Financial Expectations for 2019

The following outlines the company’s financial expectations for 2019, which include planned investments in the company’s pipeline of development candidates and commercial infrastructure to support the company’s expanding presence in schizophrenia.

•

Revenues: The company expects total revenues to range from $1.14 billion to $1.19 billion, driven by expected growth of our proprietary products and an expected $150 million milestone payment from Biogen in the fourth quarter related to the potential FDA approval of diroximel fumarate. Included in this total revenue expectation, Alkermes expects VIVITROL net sales to range from $330 million to $350 million, and ARISTADA net sales to range from $210 million to $230 million.

•	Cost of Goods Manufactured and Sold: The company expects cost of goods manufactured and sold to range from $180 million to $190 million.
•	Research and Development (R&D) Expenses: The company expects R&D expenses to range from $450 million to $480 million.
•	Selling, General and Administrative (SG&A) Expenses: The company expects SG&A expenses to range from $590 million to $620 million.

•	Amortization of Intangible Assets: The company expects amortization of intangibles to be approximately $40 million.
•	Net Interest Expense: The company expects net interest expense to range from $5 million to $10 million.
•	Income Tax Expense: The company expects income tax expense to range from $10 million to $15 million.
•

GAAP Net Loss: The company expects GAAP net loss to range from $135 million to $165 million, or a basic and diluted loss per share of $0.87 to $1.06, based on a weighted average basic and diluted share count of approximately 156 million shares outstanding.

•

Non-GAAP Net Income: The company expects non-GAAP net income to range from $40 million to $70 million, or a non-GAAP basic earnings per share of $0.26 to $0.45, based on a weighted average basic share count of approximately 156 million shares outstanding and a non-GAAP diluted earnings per share of $0.25 to $0.43, based on a weighted average diluted share count of approximately 161 million shares outstanding.

•	Share-Based Compensation: The company expects share-based compensation of approximately $120 million.
•	Capital Expenditures: The company expects capital expenditures to range from $90 million to $100 million.

Conference Call

Alkermes will host a conference call and webcast presentation with accompanying slides at 8:30 a.m. ET (1:30 p.m. BST) on Thursday, Feb. 14, 2019, to discuss these financial results and provide an update on the company. The webcast may be accessed on the Investors section of Alkermes’ website at www.alkermes.com. The conference call may be accessed by dialing +1 877 407 2988 for U.S. callers and +1 201 389 0923 for international callers. In addition, a replay of the conference call will be available from 11:00 a.m. ET (4:00 p.m. BST) on Thursday, Feb. 14, 2019, through Thursday, Feb. 21, 2019, and may be accessed by visiting Alkermes’ website or by dialing +1 877 660 6853 for U.S. callers and +1 201 612 7415 for international callers. The replay conference ID is 13687392.

About Alkermes plc

Alkermes plc is a fully integrated, global biopharmaceutical company developing innovative medicines for the treatment of central nervous system (CNS) diseases. The company has a diversified commercial product portfolio and a substantial clinical pipeline of product candidates for chronic diseases that include schizophrenia, depression, addiction and multiple sclerosis. Headquartered in Dublin, Ireland, Alkermes plc has an R&D center in Waltham, Massachusetts; a research and manufacturing facility in Athlone, Ireland; and a manufacturing facility in Wilmington, Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Non-GAAP net income (loss) adjusts for one-time and non-cash charges by excluding from GAAP results: share-based compensation expense; amortization; depreciation; non-cash net interest expense; certain other one-time or non-cash items; and the income tax effect of these reconciling items.

The company’s management and board of directors utilize these non-GAAP financial measures to evaluate the company’s performance. The company provides these non-GAAP measures of the company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share should not be considered measures of our liquidity.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s future financial and operating performance, business plans or prospects; expectations concerning continued revenue growth from the company’s commercial products, including the growth of VIVITROL, ARISTADA and ARISTADA INITIO and the company’s expanding presence in the field of treatment of schizophrenia; expectations concerning the company’s continued investment in its commercial capabilities and the value that can be derived therefrom; the potential therapeutic and commercial value of the company’s marketed and development products, and patient access to and adoption of such products; expectations concerning the timing and results of clinical development and regulatory activities, including the anticipated presentation of data from the ENLIGHTEN-2 phase 3 clinical trial  for ALKS 3831, the planned submission of an NDA for ALKS 3831, topline results from the EVOLVE-MS-2 head-to-head study of diroximel fumarate (BIIB098) compared to TECFIDERA, the FDA’s anticipated acceptance of, and action with respect to, the NDA for diroximel fumarate, topline results from the phase 3b clinical trial evaluating ARISTADA INITIO plus ARISTADA two-month dose alongside INVEGA SUSTENNA, the progress of, and presentation of initial data from, the ALKS 4230 phase 1 study, and the initiation of a subcutaneous dosing phase 1 study for ALKS 4230. The company cautions that forward-looking statements are inherently uncertain. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: the unfavorable outcome of litigation, including so-called “Paragraph IV” litigation and other patent litigation, related to any of our products or products using our proprietary technologies, which may lead to competition from generic drug manufacturers; data from clinical trials may be interpreted by the FDA in different ways than we interpret it; the FDA may not agree with our regulatory approval strategies or components of our filings for our products, including our clinical trial designs, conduct and methodologies; clinical development activities may not be completed on time or at all; the results of our clinical development activities may not be positive, or predictive of real-world results or of results in subsequent clinical trials; regulatory submissions may not occur or be submitted in a timely manner; the company and its licensees may not be able to continue to successfully commercialize their products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to governmental payers; the FDA or regulatory authorities outside the U.S. may make adverse decisions regarding the company’s products; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s most recent Annual Report on Form 10-K and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; ARISTADA® and ARISTADA INITIO® are registered trademarks of Alkermes Pharma Ireland Limited; RISPERDAL CONSTA®, INVEGA SUSTENNA®, XEPLION®, INVEGA TRINZA® and TREVICTA® are registered trademarks of Johnson & Johnson; TECFIDERA® is a registered trademark of Biogen Inc.; and AMPYRA® and FAMPYRA® are registered trademarks of Acorda Therapeutics, Inc. (“Acorda”)

(tables follow)

i The term “ARISTADA” as used in this press release refers to ARISTADA and ARISTADA INITIO, unless the context indicates otherwise.

ii ARISTADA INITIO was approved by the FDA for the initiation of ARISTADA, a long-acting injectable atypical antipsychotic for the treatment of schizophrenia in adults. ARISTADA INITIO is to be administered with a single 30 mg dose of oral aripiprazole.

iii ARISTADA INITIO + single 30 mg oral dose of aripiprazole replaces need for concomitant three weeks of oral aripiprazole for initiation of ARISTADA, with relevant levels of aripiprazole concentration reached within four days.

iv AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg is developed and marketed in the U.S. by Acorda and outside the U.S. by Biogen Inc., under a licensing agreement with Acorda, as FAMPYRA® (prolonged-release fampridine tablets).

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

	Three Months Ended	Three Months Ended
Condensed Consolidated Statements of Operations - GAAP	December 31,	December 31,
(In thousands, except per share data)	2018	2017
Revenues:
Manufacturing and royalty revenues	$167,422	$138,700
Product sales, net	132,650	103,941
Research and development revenue	15,570	4,729
License revenues	120	28,000
Total Revenues	315,762	275,370
Expenses:
Cost of goods manufactured and sold	49,117	38,507
Research and development	108,972	104,490
Selling, general and administrative	141,227	110,896
Amortization of acquired intangible assets	16,426	15,642
Total Expenses	315,742	269,535
Operating Income	20	5,835
Other (Expense) Income, net:
Interest income	3,292	1,362
Interest expense	(3,478)	(3,192)
Change in the fair value of contingent consideration	(2,300)	5,700
Other expense, net	775	1,081
Total Other (Expense) Income, net	(1,711)	4,951
(Loss) Income Before Income Taxes	(1,691)	10,786
Provision for income taxes	8,022	20,575
Net Loss — GAAP	$(9,713)	$(9,789)

Net (Loss) Earnings Per Share:
GAAP net loss per share — basic and diluted	$(0.06)	$(0.06)
Non-GAAP earnings per share — basic	$0.35	$0.33
Non-GAAP earnings per share — diluted	$0.34	$0.31

Weighted Average Number of Ordinary Shares Outstanding:
Basic and diluted — GAAP	155,506	153,865
Basic — Non-GAAP	155,506	153,865
Diluted — Non-GAAP	159,518	160,036

An itemized reconciliation between net loss on a GAAP basis and non-GAAP net income is as follows:
Net Loss — GAAP	$(9,713)	$(9,789)
Adjustments:
Share-based compensation expense	29,314	20,581
Amortization expense	16,426	15,642
Depreciation expense	9,476	9,575
Fixed asset impairment	5,746	—
Change in the fair value of contingent consideration	2,300	(5,700)
Income tax effect related to reconciling items	1,533	(1,726)
Non-cash net interest expense	169	192
Change in the fair value of warrants and equity method investments	(410)	64
Income tax charge related to 2017 income tax reform (1)	—	21,453
Non-GAAP Net Income	$54,841	$50,292

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

	Year Ended	Year Ended
Condensed Consolidated Statements of Operations - GAAP	December 31,	December 31,
(In thousands, except per share data)	2018	2017
Revenues:
Manufacturing and royalty revenues	$526,675	$505,308
Product sales, net	450,334	362,834
Research and development revenues	68,895	7,232
License revenues	48,370	28,000
Total Revenues	1,094,274	903,374
Expenses:
Cost of goods manufactured and sold	176,420	154,748
Research and development	425,406	412,889
Selling, general and administrative	526,408	421,578
Amortization of acquired intangible assets	65,168	62,059
Total Expenses	1,193,402	1,051,274
Operating Loss	(99,128)	(147,900)
Other (Expense) Income, net:
Interest income	9,238	4,649
Interest expense	(15,437)	(12,008)
Change in the fair value of contingent consideration	(19,600)	21,600
Other expense, net	(2,040)	(9,615)
Total Other (Expense) Income, net	(27,839)	4,626
Loss Before Income Taxes	(126,967)	(143,274)
Provision for income taxes	12,344	14,671
Net Loss — GAAP	$(139,311)	$(157,945)

Net (Loss) Earnings Per Share:
GAAP net loss per share — basic and diluted	$(0.90)	$(1.03)
Non-GAAP earnings per share — basic	$0.63	$0.18
Non-GAAP earnings per share — diluted	$0.61	$0.17

Weighted Average Number of Ordinary Shares Outstanding:
Basic and diluted — GAAP	155,112	153,415
Basic — Non-GAAP	155,112	153,415
Diluted — Non-GAAP	160,363	160,062

An itemized reconciliation between net loss on a GAAP basis and non-GAAP net income is as follows:
Net Loss — GAAP	$(139,311)	$(157,945)
Adjustments:
Share-based compensation expense	105,357	83,917
Amortization expense	65,168	62,059
Depreciation expense	38,492	36,464
Change in the fair value of contingent consideration	19,600	(21,600)
Fixed asset impairment	5,746	—
Restructuring expense	3,598	—
Debt refinancing charge	2,298	—
Non-cash net interest expense	700	770
Change in the fair value of warrants and equity method investments	190	2,824
Income tax effect related to reconciling items	(4,002)	(10,622)
Income tax charge related to 2017 income tax reform (1)	—	21,453
Other-than-temporary impairment of equity method investment	—	10,471
Non-GAAP Net Income	$97,836	$27,791

(1) - On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law and has resulted in significant changes to the U.S. corporate income tax system including a federal corporate rate reduction from 35% to 21%.  The change in tax rate and tax law is accounted for in the period of enactment. Therefore, during the period ended December 31, 2017, we recorded a $21.5 million tax expense related to our current estimate of the provisions of the Tax Cuts and Jobs Act of 2017.

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	December 31,	December 31,
(In thousands)	2018	2017
Cash, cash equivalents and total investments	$620,039	$590,716
Receivables	292,223	233,590
Contract assets	8,230	—
Inventory	90,196	93,275
Prepaid expenses and other current assets	53,308	48,475
Property, plant and equipment, net	309,987	284,736
Intangible assets, net and goodwill	283,874	349,041
Other assets	167,150	197,394
Total Assets	$1,825,007	$1,797,227
Long-term debt — current portion	$2,843	$3,000
Other current liabilities	336,931	288,122
Long-term debt	276,465	278,436
Contract liabilities — long-term	9,525	5,657
Other long-term liabilities	27,958	19,204
Total shareholders' equity	1,171,285	1,202,808
Total Liabilities and Shareholders' Equity	$1,825,007	$1,797,227

Ordinary shares outstanding (in thousands)	155,757	154,009

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc's Annual Report on Form 10-K for the year ended December 31, 2018, which the company intends to file in February 2019.

Alkermes plc and Subsidiaries
Revenues for Calendar Year 2018 and 2017

	Three Months	Three Months	Three Months	Three Months	Year
	Ended	Ended	Ended	Ended	Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
(In thousands)	2018	2018	2018	2018	2018
Revenues:
PARTNERED LONG-ACTING ANTIPSYCHOTICS (1)	$68,790	$85,181	$77,202	$81,372	$312,545
VIVITROL	62,682	76,203	79,893	83,831	302,609
ARISTADA	29,160	33,604	36,142	48,819	147,725
AMPYRA/FAMPYRA	28,259	19,678	20,339	38,778	107,054
BYDUREON	9,749	13,510	11,944	10,572	45,775
Key Commercial Product Revenues	198,640	228,176	225,520	263,372	915,708

Legacy Product Revenues	7,803	9,872	6,926	36,700	61,301
License Revenue (2)	—	48,250	—	120	48,370
Research and Development Revenues	18,707	18,344	16,274	15,570	68,895
Total Revenues	$225,150	$304,642	$248,720	$315,762	$1,094,274

	Three Months	Three Months	Three Months	Three Months	Year
	Ended	Ended	Ended	Ended	Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
(In thousands)	2017	2017	2017	2017	2017
Revenues:
PARTNERED LONG-ACTING ANTIPSYCHOTICS (1)	$60,003	$82,169	$79,443	$78,238	$299,853
VIVITROL	58,456	66,071	69,178	75,617	269,322
ARISTADA	18,000	22,685	24,503	28,324	93,512
AMPYRA/FAMPYRA	29,219	25,256	24,478	38,066	117,019
BYDUREON	12,266	11,635	10,095	11,700	45,696
Key Commercial Product Revenues	177,944	207,816	207,697	231,945	825,402

Legacy Product Revenues	13,191	10,192	8,661	10,696	42,740
License Revenue (3)	—	—	—	28,000	28,000
Research and Development Revenues	643	833	1,027	4,729	7,232
Total Revenues	$191,778	$218,841	$217,385	$275,370	$903,374

(1) - Includes RISPERDAL CONSTA, INVEGA SUSTENNA/XEPLION and INVEGA TRINZA/TREVICTA.
(2) - Includes a milestone payment allocated to the license sold to Biogen in connection with the BIIB098 collaboration.
(3) - Includes the upfront payment allocated to the license sold to Biogen in connection with the BIIB098 collaboration.

Alkermes plc and Subsidiaries
2019 Guidance — GAAP to Non-GAAP Adjustments

An itemized reconciliation between projected loss per share on a GAAP basis and projected earnings per share on a non-GAAP basis is as follows:
An itemized reconciliation between projected loss per share on a GAAP basis and projected earnings per share on a non-GAAP basis is as follows:
(In millions, except per share data)	Amount	Shares	(Loss) Earnings Per Share
Projected Net Loss — GAAP	$(165.0)	156	$(1.06)
Adjustments:
Share-based compensation expense	120.0
Amortization expense	55.0
Depreciation expense	40.0
Non-cash net interest expense	1.0
Income tax effect related to reconciling items	4.0
Projected Net Income — Non-GAAP	$55.0	161	$0.34

Projected GAAP and non-GAAP measures reflect mid-points within ranges of estimated guidance.